SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 28, 2016 (December 21, 2016)

LINCOLNWAY ENERGY, LLC
(Exact Name of registrant as specified in its charter)

IOWA	000-51764	20-1118105
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

59511 W. Lincoln Highway, Nevada, Iowa	50201
(Address of Principal Executive Offices)	(Zip Code)

(515) 232-1010
Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        On October 21, 2016, the Human Resources and Compensation Committee (the “Committee”) of the Board of Directors of Lincolnway Energy, LLC (the “Company”) adopted a variable compensation program (the “Incentive Program”) for the Company’s employees, including employees who were listed as named executive officers in the Company’s proxy statement for its 2016 annual members’ meeting.  The objective of the Incentive Program is to motivate the employees of the Company to work together to produce the best possible financial results and to establish itself as a leading ethanol production facility.  The Incentive Program will be in effect for the fiscal years ending September 30, 2017 and September 30, 2018.

The Incentive Program provides employees the opportunity to earn additional compensation based on Company profitability represented by the Company’s net income as set forth in the Company’s audited financial statements for the applicable fiscal year.  The Board of Directors retains discretion to adjust the net income amount to give credit for member distributions paid by the Company during the respective fiscal year and/or exclude any gain or loss from the sale of real estate by the Company. The Incentive Program establishes three separate bonus pools with different funding mechanisms and payout percentages which include a staff bonus pool, a senior management bonus pool and a bonus pool for the Chief Executive Officer (the “CEO”).

The staff bonus pool provides for an annual incentive bonus pool equal to 5.4% of the Company’s net income as set forth in the Company’s audited financial statements for the respective fiscal year.  Allocation percentages among the various individual employees within the pool are based on the relative levels of responsibility within the Company and the current base salaries of the individuals in each pool.  The Incentive Program provides for maximum payout amounts based on a percentage of base salary for each employee tier within the staff bonus pool ranging from 8% of base pay and 18% of base salary.  The actual payout amount allocated to each individual within the bonus pool is determined by calculating the employee’s pro rata portion of the maximum payout amount multiplied by the available bonus pool.  Although the Incentive Program provides for a maximum payout amount, the Committee retains the discretion to approve payouts in excess of the specified maximum if they believe that such decision is consistent with the Company philosophy of providing employees with the maximum incentive to achieve superior Company performance and align their interest with the interest of our members.

The senior management and CEO bonus pools provide payout amounts based on the Company’s net income for the applicable fiscal year as set forth in the Company’s audited financial statements for the respective fiscal year less $4 million (the “Adjusted Net Income”).  If the Adjusted Net Income is positive, each senior management participant will receive a payout equal to 0.5% of the Adjusted Net Income amount and the CEO will receive a payout equal to 1% of the Adjusted Net Income amount.  There is no maximum payout amount for participants in the senior management pool or CEO bonus pool.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLNWAY ENERGY, LLC

	By:	/s/ Eric Hakmiller
Date: December 28, 2016		Eric Hakmiller
President and Chief Financial Officer